We have prepared a brief slide show to highlight the company’s  performance over our 22 years as a public REIT, and to present a  summary of recent activity in both our retail and mixed‐use  portfolios. 1

Beginning in 1993, we were a company of 29 properties  containing 5.3 million square feet of retail and office space.  As a  result of core property redevelopment, supplemented with  acquisitions and new developments, we now have 56 properties  with 9.3 million square feet. Property operating income of $43 million has increased to $158  million in 2014, a 6.7% compounded annual growth rate. 2

We began in 1993 with a $500 million total capitalization, split  evenly between debt and equity – 50% leveraged. As of March 2015, our total capitalization was $2.6 billion and,  with $850 million of debt, our leverage has decreased to 32%. Throughout this period, a long‐term holder of our stock since  our August 1993 IPO has received a 11.9% compounded annual  total return, including both dividends and price appreciation. 3

While overall size has grown as just discussed, our geographic  and property type focus has remained consistent.  Over 76% of  our 2014 property operating income is from our community and  neighborhood shopping centers, compared to 73% at the  outset. Approximately 85% of our 2014 property operating income was  generated from the metropolitan Washington, DC market, an  increase from 80% in 1993. 4

Our 50 retail properties continue to display positive results.   2014 was the third consecutive year of improved shopping  center occupancy, positive rent growth on a same space basis,  and increased same center property operating income. 5

Our retail leasing percentage averaged 94.8% for 2014 and the  most recent quarter, continuing to rebound from an annual low  of 92.4% in 2011. 6

Recent retail leasing increases have largely been driven by small  shop leasing percentage improvement.  We define small shops  as in‐line spaces less than 10,000 square feet.  Shop leasing has  improved to 91% in 2014 and the most recent quarter, still less  than our high of 94% in 2006.  With most mom & pop tenants in  this category, the recession caused shop leasing low’s averaging  84% in 2010 and 2011. Small shop leasing is an important contributor to cash flow  growth. While small shops comprised only 31% of our retail  square footage, they contributed 49% of our retail annual base  rent. 7

On a same space basis, retail rental rate increases over expiring  rents averaged approximately 10% during the four years leading  up to the economic downturn.   After 3 years of rental rate declines from 2009 to 2011, retail  rents have since averaged 1.9% increases.  These still low, yet  positive, rent increases largely result from healthy and stable  retail tenant sales. 8

Retail same center property operating income averaged 3.2%  annually from 2005 to 2008.  The economic downturn drove  shopping center results negative for the next 3 years.  Beginning  in 2012, as leasing percentages and rental rates rebounded,  same property operating income growth has averaged 3.7%  annually.   Note that the 2014 results were largely driven by a  non‐recurring lease termination fee and a bankruptcy collection.   Without these 2 events, the 2014 increase would have been  3.4%, and the latest quarter would be a positive 2.2%. 9

A diverse retail tenant base minimizes exposure to any one  tenant’s credit.  Our top 10 retail tenants comprise only 18.1%  of total company revenue.  Only Giant Food and Safeway  individually accounted for more than 2.5% of our total revenue  last year. 10

The recent recession negatively impacted the operating results  of our Loudoun County, Virginia and Florida shopping centers to  a greater extent than other sub‐markets.  Our 9 grocery  anchored shopping centers in these markets total 1.3 million  square feet of space, and produced $20 million, or 12.9% of our  2014 property operating income. Leasing percentages at these  properties have improved from recession lows of 90.4% in 2011,  to 94.0% at year‐end 2014. 11

A few comments about retail tenants in the news earlier this year. Radio Shack filed Chapter 11 bankruptcy in February.  We have 6  Radio Shacks, with annual base rents representing 0.3% of total base  rent.  Four of these 6 leases were sold to a partnership which  includes Sprint and General Wireless.  They are expected to continue  operating these stores under a co‐branded Sprint‐Radio Shack  format.  Only 2 stores, totaling 4,850 SF, will be returned to us to re‐ lease. Also in February, Staples announced the acquisition of Office Depot,  with the deal projected to close later this year.  Combined, we have  5 of these stores with annual base rent totaling 1.3% of our total  base rent.  Leases will all continue, and while the combined entity  has announced that they may close up to 10% of their 4,000 stores,  our earliest lease expiration is in mid‐2017.  As a result, we expect  no near term financial impact. 12

Seven Corners is our largest shopping center, as measured by  both square footage and property operating income, and is  100% leased.  In 2014 this center produced the top retail sales  volume in our portfolio, over $180 million  It is one of 3 of  centers where tenants report sales in excess of $100 million.   Half of this Seven Corners sales volume is driven by a 125,000  square foot Home Depot, one of their top stores. During 2014, we negotiated and received a termination fee from  the adjacent 50,000 square foot tenant in order to  accommodate Home Depot’s request to expand.  They have  commenced interior construction and are scheduled to open  this new space in the fall.  The resulting 175,000 square foot  store will be one of their largest in the country. 13

Thruway is our second largest shopping center in terms of  property operating income.  This center is the dominant center  in Winston‐Salem, North Carolina and its customer draw has  expanded since Trader Joe’s opened in 2012.  Other significant  tenants include Harris Teeter, Hanesbrands, SteinMart, Chico’s,  Ann Taylor and Bonefish Grill. Over the past 10 years, property operating income at Thruway  has grown at a compounded annual rate of 3.3%, well in excess  of our overall portfolio average. 14

The office/mixed‐use space totals over 1.5 million square feet,  and produces 25% of our total property operating income.  Our  recently developed Clarendon Center and 601 Pennsylvania  Avenue are the company’s two largest income generators at  approximately 70% of our office/mixed‐use property operating  income. 15

Demand for office space in the metropolitan Washington, DC  market continues to be lower than historic levels, with overall  vacancy rates exceeding 16%.  During 2010 and 2011 our office  vacancy was near 16%, however, since then our leasing  percentage has improved.  The average percentage leased in our  5 commercial buildings exceeded 91% in 2014 and the first  quarter of 2015.  While our leasing has improved, office rents  remain under pressure, as demonstrated by a 5.7% decline in  rents on 183,000 square feet of new and renewal office deals  signed in 2014. 16

Our top 10 office tenants, representing 31% of our office square  footage, produced 9.5% of 2014 company revenue.   It is important to note that all but one of these tenants have  lease expirations in 2018 or later.   For the tenant lease expiring in 2015, we have executed a new  lease for 10,000 of the 15,000 square feet of space. 17

We have recently completed a significant lobby, fitness center,  and building common area upgrade at 601 Pennsylvania Avenue,  which will maintain the building’s position as one of the premier  East End office addresses. The building is 98.1% leased, and  leases for 84% of the building have expirations in 2019 or later.  Since 1994, the average leasing percentage was 98%, and 601’s  property operating income has grown at a compounded annual  rate of 3.7%. 18

This week we have substantially completed structural concrete  work on the top floor of our Park Van Ness development, a  224,000 square foot apartment / retail building.  The project is  conveniently located on the east side of Connecticut Avenue  overlooking Rock Creek Park, and is a short walk from the Van  Ness Metro Station. The building is scheduled for completion and occupancy in the  1st quarter of 2016, and will contain 271 luxury apartments and  9,000 square feet of street retail. Amenities will include a rooftop pool, community room, fitness  center and several outdoor landscaped courtyards  overlooking  the park.  We are about $40 million into this $93 million  development, with all remaining costs to be funded by our 18‐ year construction/permanent loan. 19

Looking beyond the Park Van Ness development, we have  assembled sites containing one and two‐story retail buildings  adjacent to three Metro stations – Glebe Road in Northern  Virginia and White Flint and Twinbrook in Montgomery County,  Maryland.  These 3 sites contain 22 acres, and have  development potential of up to 3,000 apartments, 175,000  square feet of street retail, and 475,000 square feet of office  space.  Our development and construction schedules will be  determined by the site and building plan approval process, and  market conditions. 20

FFO has continued to improve since 2011, reaching $2.80 per  share in 2014.  This is the company’s highest annual FFO,  surpassing the $2.75 per share reported in 2007.   We raised the dividend by 11% in April 2014, after four  consecutive years without an increase.  We again increased the  dividend in April 2015, by 7.5%, to the current annualized rate of  $1.72 per share. 21

Our dividend payout ratio has dropped over the past 3 years,  from 70.9% of FFO in 2011, to 55.7% of FFO in 2014.  Even with  the 2 recent dividend increases, our ratio of dividends to first  quarter 2015 FFO remains a very comfortable 60.6%. This conservative payout policy allows us to retain operating  cash flow as capital to fund portions of our future acquisition  and development activities. 22

In 2 separate transactions in 2013 and late 2014, we issued $180  million of 6 7/8% Series C, perpetual preferred stock and  redeemed all of our Series A & B preferred stock.  These  transactions resulted in a reduction of our preferred dividend  rate from 8.4% to 6.875%, a savings of $2.8 million in preferred  dividends annually from earlier levels. During the summer of 2014, we expanded our revolving credit  line capacity from $175 million to $275 million.  The maturity  date of the line was extended until June 2018 and borrowing  costs were reduced by 15 basis points. With current line borrowings of $26 million and availability  totaling $249 million, this new facility provides borrowing   capacity for funding portions of our development pipeline and  acquisition opportunities. 23

Over 95% of our total debt is fixed rate, non‐recourse debt.  A  favorable rate environment over the past 5 years has allowed us  to reduce our weighted average interest rate to 5.5% from 6.7%  at the beginning of 2010.  Maturities are staggered through  2034 – the silver bars represents the current value of the debt at  the year of maturity.  More importantly, with scheduled  principal amortization reducing debt annually, the green bars  shows debt balances at maturity, with only 1 year over $100  million.  This laddered maturity greatly minimizes our risk  associated with debt markets in the future. 24

We remain committed to, and confident in, the long‐term  performance of our core retail and mixed‐use properties. Our balance sheet is strong, and we are prepared for new  opportunities moving forward. I now welcome any questions you may have. Adjournment  (after questions) 25

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